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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (33-56717, 333-42903, 333-59811, 333-61214, and 333-181167) and on Form S-3 (No. 333-47909) of the McClatchy Company of our report dated February 21, 2014, relating to the financial statements of Classified Ventures, LLC, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
March 4, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS